As filed with the Securities and Exchange Commission
                             on August 13, 1996
                                    Registration No. 333-___________
       -------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                     ----------------------------------
                                  FORM S-8
                                  --------
          Registration Statement Under the Securities Act of 1933
          -------------------------------------------------------
                               MOSSIMO, INC.
                               -------------
           (Exact name of registrant as specified in its charter)

            Delaware                                  33-0684524
       -------------------------------           ------------------
       (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)            Identification No.)

              15320 Barranca Parkway, Irvine, California 92718
              ------------------------------------------------
           (Address of Principal Executive Offices)   (Zip Code)

                              1995 STOCK PLAN
               1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                         (Full title of the plans)

                                ERIC R. HOHL
                          CHIEF OPERATING OFFICER
                               MOSSIMO, INC.
                           15320 Barranca Parkway
                          Irvine, California 92718
                               (714) 453-1300
         (Name, address and telephone number of agent for service)
                   --------------------------------------
                                 Copies to:

                           Jon W. Newby, Esquire
                  Sheppard, Mullin, Richter & Hampton LLP
                     333 South Hope Street, 48th Floor
                       Los Angeles, California 90071
                   --------------------------------------

                      CALCULATION OF REGISTRATION FEE
  -----------------------------------------------------------------------
                            Proposed
  Title of                  maximum
  securities    Amount      offering    Proposed maximum     Amount of
  to be         to be       price per   aggregate offering   registration
  registered    registered  unit        price                fee
  -----------------------------------------------------------------------
  Common Stock
  $.001 par     1,750,000
  value         Shares<F1>  $40.50<F2>  $ 70,875,000<F2>     $ 24,440<F3>
  -----------------------------------------------------------------------



                                Page 1 of 18
       <F1> Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable pursuant to the anti-dilution provisions of the Plans.
       <F2> Estimated solely for purposes of calculating the
            registration fee.
       <F3> Pursuant to Rule 457(h), the offering price and
            registration fee have been calculated based upon the average of the high and low prices of Common Stock quoted on the New York Stock Exchange on August 9, 1996, a day within five business days prior to the filing of this Registration Statement.


                        Exhibit Index is on page 10













































                                Page 2 of 18
       PART I    INFORMATION REQUIRED IN THE SECTION 10(a)
                 PROSPECTUS
                 -----------------------------------------

       ITEM 1.   PLAN INFORMATION<*>


       ITEM 2.   REGISTRANT INFORMATION<*>

       [FN]
       <*>  Information required by Part I to be contained in the
            Section 10(a) prospectus is omitted from this registration statement in accordance with the Note in
            Part I of Form S-8.

       PART II   INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------


       ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents filed by Mossimo, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

                 (a) The Prospectus dated February 22, 1996 filed pursuant to Rule 424(b) as part of the Company's Registration Statement on Form S-1, as amended (Registration No. 33-80597), originally filed on December 20, 1995, which includes a description of the Company's Common Stock, $.001 par value;

                 (b) The description of the Company's Common Stock included in its Registration Statement on Form 8-A, filed February 14, 1996, as amended;

                 (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

                 (d) All other reports filed under Section 13(a) or 15(d) of the Exchange Act since the end of the most recent fiscal year.

                 All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by



                                Page 3 of 18
       reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.


       ITEM 4.   DESCRIPTION OF SECURITIES.

                 Not Applicable.


       ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not Applicable.


       ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 As permitted by Section 145 of the Delaware General Corporation Law, the Certificate of Incorporation and Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and may indemnify its other employees and agents, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses to such directors and officers and may advance expenses to such other employees and agents in connection with investigating, defending, settling and appealing a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit);
       (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers, employees and agents; (iv) the Registrant may maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Certificate of Incorporation or Bylaw provisions in a way that is adverse to such directors, officers, employees and agents. The Registrant has also entered into agreements with its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. These indemnification provisions, and the Indemnification Agreements entered into between the Registrant and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Registrants' officers and directors for liabilities arising



                                Page 4 of 18
       under the Securities Act of 1933, as amended. The Company has purchased and has currently in force a directors' and officers' liability insurance policy in the face amount of $10,000,000, which covers certain liabilities of directors and officers arising out of claims based on certain acts and omissions by them in their capacity as directors and officers.


       ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                 Not Applicable.


       ITEM 8.   EXHIBITS.

                 The following exhibits are filed herewith:

                 4.1 Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 of the Company's Registration Statement on Form S-1 (33-80597)).

                 4.2 Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 of the Company's
                      Registration Statement on Form S-1 (33-
                      80597)).

                 4.3  Registrant's 1995 Stock Plan and form of
                      Option Agreement (incorporated by reference from Exhibit 10.1 of the Company's
                      Registration Statement on Form S-1 (33-
                      80597)).

                 4.4 Registrant's 1995 Non-Employee Directors Stock Option Plan and form of Option Agreement.

                 5.1  Opinion of Sheppard, Mullin, Richter & Hampton
                      LLP.

                 23.1 Consent of Deloitte & Touche LLP, independent
                      auditors.

                 23.2 Consent of Sheppard, Mullin, Richter &
                      Hampton LLP (included in Exhibit 5.1).

                 24.1 Power of Attorney (included in the Signature
                      Page).


       ITEM 9.   UNDERTAKINGS.

            (1)  The Registrant hereby undertakes:






                                Page 5 of 18
                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)  To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of
                           1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that Para-
                           graphs (1)(a)(i) and (1)(a)(ii) do not
                           apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange
                           Act of 1934 that are incorporated by
                           reference in the Registration Statement.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement



                                Page 6 of 18
                      relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.













                                Page 7 of 18
                                 SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 13, 1996.


                                     MOSSIMO, INC.


                                     By /s/ Eric R. Hohl
                                        -------------------------
                                         Eric R. Hohl
                                         Chief Operating Officer,
                                         Chief Financial Officer
                                         and Secretary



                             POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric R. Hohl his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective amendments and post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

















                                Page 8 of 18
                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature              Title             Date
              ---------              -----             ----

       /s/ Mossimo Giannulli    Chairman of the        August 13, 1996
       ---------------------    Board, President,
       Mossimo Giannulli        Chief Executive
                                Officer and Director
                                (principal executive
                                officer)

       /s/ Eric R. Hohl         Chief Operating        August 13, 1996
       ---------------------    Officer, Chief
       Eric R. Hohl             Financial Officer,
                                Secretary and
                                Director (principal
                                financial officer)

       /s/ Neal Potter          Controller             August 13, 1996
       ---------------------
       Neal Potter

































                                Page 9 of 18
                               EXHIBIT INDEX
                               -------------


       Exhibit
       Number    Description                                 Page
       ----------------------------------------------------------

       4.1       Certificate of Incorporation of the
                 Registrant (incorporated by reference to
                 Exhibit 3.1 of the Company's Registration
                 Statement on Form S-1 (33-80597)).

       4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Company's
                 Registration Statement on Form S-1 (33-
                 80597)).

       4.3       Registrant's 1995 Stock Plan and form of
                 Option Agreement (incorporated by reference to Exhibit 10.1 of the Company's
                 Registration Statement on Form S-1 (33-
                 80597)).

       4.4       Registrant's 1995 Non-Employee Directors
                 Stock Option Plan.                              11

       5.1       Opinion of Sheppard, Mullin, Richter &
                 Hampton LLP.                                    16


       23.1      Consent of Deloitte & Touche L.L.P.,
                 independent auditors.                           18


       23.2      Consent of Sheppard, Mullin, Richter &
                 Hampton LLP (included in Exhibit 5.1).

       24.1      Power of Attorney (included in the
                 Signature Page).



















                               Page 10 of 18
                                                    Exhibit 4.4


                               MOSSIMO, INC.
               1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
               ---------------------------------------------


            1. PURPOSE. Mossimo, Inc., a Delaware corporation (the "Company"), hereby establishes its 1995 Non-Employee Directors Stock Option Plan (the "Plan"). The purpose of the Plan is to provide non-employee directors with an opportunity to participate in the growth of the Company through stock ownership.

            2. ELIGIBILITY. Only non-employee directors of the Company shall be eligible to participate in the Plan.

            3.   STOCK AVAILABLE FOR OPTIONS UNDER THE PLAN.
       Subject to adjustment as provided in Section 5 hereof, the aggregate number of shares of the common stock of the Company ("Common Stock") as to which options may be granted under the Plan shall not exceed 250,000 shares. Any of such shares which may remain unsold and which are not subject to out-standing options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.

                 In the event that any option granted under the Plan shall expire or terminate for any reason, including termination by the voluntary surrender thereof for cancellation, without having been exercised in whole or in part, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

            4. STOCK OPTION. The options granted under the Plan shall be evidenced by a written option agreement which shall contain the following terms and conditions:

                 a. OPTION PRICE. The option price of shares of Common Stock covered by each option shall be 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value shall be equal to (i) the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading, or as reported on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, or (ii) if not so reported, the average of the closing bid and ask prices on such date as reported on the Nasdaq System published in THE WALL STREET JOURNAL.





                               Page 11 of 18
                 b.   NUMBER OF SHARES.

                      (i)  Each non-employee director shall auto-
            matically receive an option to purchase 30,000 shares of Common Stock on the date of his or her first election as a director (the "Initial Grant").

                      (ii) Each year, as of the date of the Annual
            Meeting of Stockholders of the Company, each non-employee director who has been elected or re-elected or who is continuing as a member of the Board of Directors as of the adjournment of the Annual Meeting (other than any non-employee director eligible for an initial grant pursuant to Section 4(b)(i) hereof by reason of first election at such meeting) shall automatically receive an option to purchase 3,000 shares of Common Stock (the "Annual Grant").

                 c.   EXPIRATION AND TERMINATION OF OPTIONS.

                      (i)  EXPIRATION.  Each option and all rights
            and obligations thereunder shall, subject to the provisions of Section 4(c)(ii) hereof, expire ten
            (10) years from the date of grant.

                     (ii)  TERMINATION.  In the event that an
            optionee shall cease to be a director of the Company for any reason other than a disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time, herein "Disability") or death, the vesting of his or her options shall immediately and automatically terminate and the vested portion of the option at the time the optionee ceases to be a director shall be exercisable for one year subsequent to the date the optionee ceased to be a director unless such option would expire pursuant to
            Section 4(c)(i) hereof at an earlier date, in which case such option shall remain exercisable only until the earlier expiration date. In the event that the optionee shall cease to be a director of the Company due to Disability, the portion of his or her options vested at the date the optionee ceased to be a director shall remain exercisable for five years after such cessation unless such options would expire pursuant to
            Section 4(c)(i) at an earlier date, in which case such options shall remain exercisable only until the earlier expiration date. In the event that the optionee should die while a director of the Company or during the one year period following resignation as a director due to Disability, the portion of his or her options vested at the date the optionee ceased to be a director shall remain exercisable for five years after the date of the optionee's death, unless such options would expire pursuant to Section 4(c)(i) at an earlier date, in which case the options shall remain exercisable only until the earlier expiration date.



                               Page 12 of 18

                 d. NON-TRANSFERABILITY OF THE OPTIONS. An option granted under the Plan may not be transferred otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or successor rule or regulation ("Rule 16b-3"). An option granted under the Plan may, during the lifetime of the optionee to whom granted, be exercised only by such optionee, his or her guardian or legal representative, or by a transferee permitted by Rule 16b-3.

                 e.   EXERCISE OF OPTIONS.

                      (i) Subject to the provisions of the Plan, an Initial Grant pursuant to Section 4(b)(i) shall be exercisable as follows:
                                                     Percentage
                  From               To             Exercisable
                  ----               --             -----------

            Date of Grant     Day prior to                0%
                              1st Anniversary

            1st Anniversary   Day prior to                50%
                              2nd Anniversary

            2nd Anniversary   Expiration Date            100%

                     (ii) Subject to the provisions of the Plan, an Annual Grant pursuant to Section 4(b)(ii) shall be exercisable in full beginning on the first anniversary date of the date of grant.

                    (iii)  Options may be exercised by giving
            written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the option is being exercised and tendering payment therefor. Payment for shares of Common Stock shall be made in full at the time that an option or any part thereof is exercised. Payment may be made (i) in cash, or (ii) by delivery of shares of stock of the Company held by optionee, which shares shall be valued, for purposes of payment, at their fair market value on the date of payment, determined in accordance with procedures established in Subsection 4(a).

            5. CAPITAL ADJUSTMENTS AND CHANGES IN THE COMPANY. In the event of any stock dividend, stock split, exchange of shares, recapitalization, subdivision or consolidation of shares, or other similar transaction, the aggregate number of shares available under the Plan, the number of shares subject to each outstanding option and the option price per share, shall all be proportionately adjusted.





                               Page 13 of 18
                 In the event the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger or a consolidation, all then outstanding options under the Plan may be cancelled by the Company as of the effective date of any such transaction by giving notice to each optionee of its intention to do so and by permitting the exercise, during the 30-day period preceding the effective date of such transaction, of all partly or wholly unexercised options in full, including the portion not yet exercisable pursuant to the vesting schedule set forth in Subsection 4(e) above.

                 In the case of dissolution of the Company (other than a dissolution following a sale of substantially all of the Company's assets), every option outstanding hereunder shall terminate; provided, however, that each optionee shall have 30 days' prior written notice of such event, during which time the optionee shall have a right to exercise any partly or wholly unexercised option in full, including the portion not yet exercisable pursuant to the vesting schedule set forth in Subsection 4(e) above.

            6. NO OBLIGATION. The granting of an option shall impose no obligation on the Company to continue optionee's service as a director for any period.

            7. LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to issue or transfer shares of Common Stock under options granted under the Plan shall be subject to all applicable laws, regulations, rules and approvals including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, the qualification of the options and the shares of Common Stock reserved for issuance upon exercise of options under applicable state securities laws, the satisfaction of applicable listing requirements of the principal securities exchange on which the Company's Common Stock is listed or admitted to trading, if deemed necessary or appropriate by the Company, and the payment by the optionee to the Company, upon its demand, of such amount or in lieu thereof, of such number of shares of Common Stock of the Company as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of such options or the delivery of shares of Common Stock incident thereto.

            8. TERMINATION AND AMENDMENT OF PLAN. The Board of Directors, without further action on the part of the stockholders, may suspend or terminate the Plan except that no such action may materially and adversely affect any outstanding option without the consent of the optionee. Only if and to the extent stockholder approval is necessary to allow this Plan to meet the conditions of Rule 16b-3, the Board of Directors shall obtain stockholder approval of any amendments to this Plan which would: (a) materially increase the benefits accruing to participants under the Plan,



                               Page 14 of 18
       (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. This Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

            9. EFFECTIVE DATE AND DURATION OF PLAN. This Plan shall become effective as of December 15, 1995, the date of its adoption by the Board of Directors ("Effective Date"), subject to ratification by the stockholders of the Company within twelve months of the adoption date. No options may be granted under this Plan subsequent to the date which is 10 years from the Effective Date. The Plan shall continue in effect, however, insofar as is necessary to complete all the Company's obligations under outstanding options and to conclude the administration of the Plan.

            10. GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and be governed by the laws of the State of Delaware.





































                               Page 15 of 18
                                                    Exhibit 5.1


                  SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
        (a limited partnership including professional corporations)
                              Attorneys At Law
                             Forty-Eighth Floor
                           333 South Hope Street
                    Los Angeles, California  90071-1448
                          Telephone (213) 620-1780
                                    ----
                          Facsimile (213) 620-1398


                    August 13, 1996


       Mossimo, Inc.
       15320 Barranca Parkway
       Irvine, California


       Ladies and Gentlemen:

                 We have acted as counsel to Mossimo, Inc. (the "Company"). This opinion is rendered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer of up to 1,750,000 shares of Common Stock of the Company, to be issued pursuant to the 1995 Stock Plan and 1995 Non-Employee Directors Stock Option Plan (collectively, the "Plans").

                 In the preparation of this opinion, we have examined originals or copies of such documents as we have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, we have assumed:

                 a. The genuineness of all signatures, the authen-ticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

                 b. The due authorization, execution and delivery of the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto.

                 c. The issuance of Common Stock in accordance with the terms of the Plans and agreements thereunder.

                 On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that the Common Stock covered by the Registration




                               Page 16 of 18
       Statement, when issued and paid for in accordance with the Plans, will be legally issued, fully paid and nonassessable.

                 This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States and the State of California, and the General Corporation Law of the State of Delaware, and we express no opinion, and none should be inferred, as to any other laws.

                 This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent. We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.


                      Respectfully submitted,



                      /s/ Sheppard, Mullin, Richter & Hampton LLP





































                               Page 17 of 18
                                                    Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT
                       -----------------------------


       We consent to the incorporation by reference in this Registration Statement of Mossimo, Inc. on Form S-8 of our report dated January 23, 1996 (February 15, 1996 as to the effects of the stock split described in Note 15), appearing in the Prospectus, which is part of the Registration Statement (No. 33-80597) on Form S-1, as amended, of Mossimo, Inc.


       /s/ Deloitte & Touche LLP

       Costa Mesa, California
       August 12, 1996








































                               Page 18 of 18